UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                       Media Century International Limited

             (Exact name of registrant as specified in its charter)


                  British Virgin Islands                                          Not Applicable
         (State of incorporation or organization)                      (I.R.S. Employer Identification No.)
              Room 3505-06, 15 Queen's Road Central, Hong                         Not Applicable
              Kong
         (Address of principal executive offices)                                   (Zip Code)


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  __

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. X

Securities Act registration statement file number to which this form relates:   333-111855

Securities to be registered pursuant to Section 12(b) of the Act:

              Title of each class                                        Name of each exchange on which
              to be so registered                                        each class is to be registered
                      Not Applicable                                              Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:



                                  Common Stock
                                (Title of Class)


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         Item 1.  Description of Registrant's Securities to be Registered.

     Incorporated herein by reference is the description of Common Stock set forth under the heading "Description of Common Stock" contained in the Registrant's Registration Statement on Form F-1 (Registration No. 333-111855) under the Securities Act of 1933, as amended.

         Item 2.  Exhibits.

EXHIBIT

NUMBER              DESCRIPTION

3.1 Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form F-1 (Registration No. 333-111855)

3.2 Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form F-1 (Registration No. 333-111855)

3.3 Resolution to Amend the Authorized Share Capital of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form F-1 (Registration No. 333-111855)

4.1 Specimen Certificate for the Registrant's Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form F-1 (Registration No. 333-111855)

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    February 15, 2004      MEDIA CENTURY INTERNATIONAL LIMITED
                                  (Registrant)

                                By:   /s/ Li Sze Tang

                                Name: Li Sze Tang

                                Title:  Chief Executive Officer